Exhibit 10.2

PARAGON COMMERCIAL CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Amended April 19, 2016

1.   Establishment of Plan. Paragon Commercial Corporation (the "Company") proposes to grant options for purchase of the Company's $0.008 par value common stock (the “Common Stock”) to Eligible Employees (as defined below) of the Company and its Participating Subsidiaries (as defined below) pursuant to this Employee Stock Purchase Plan (this "Plan"). For purposes of this Plan, "Parent Corporation" and "Subsidiary" shall have the same meanings as "parent corporation" and "subsidiary corporation" in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"). "Participating Subsidiaries" are Parent Corporations or Subsidiaries that the Board of Directors of the Company (the "Board") designates from time to time as corporations that shall participate in this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 200,000 shares of the Company's Common Stock is reserved for issuance under this Plan.  Such number shall be subject to adjustments effected in accordance with Section 12 of this Plan.

2.   Purpose. The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company, to enhance such employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3.   Administration. The Board shall administer this Plan or a committee of the Board (the "Committee") appointed by the Board and serving at its pleasure (the Board or any such Committee being herein referred to as the Administrator). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Administrator and its decisions shall be final and binding upon all participants. The Company shall pay all expenses incurred in connection with the administration of this Plan.

4.   Eligibility. Any employee of the Company or the Participating Subsidiaries (“Eligible Employee”) is eligible to participate in the Offering Period (as hereinafter defined) under this Plan except the following:

(a) employees who have been employed by the Company or a Participating Subsidiary for less than three (3) consecutive months preceding the effective date of a grant of options under this Plan (the “Date of Grant”);

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries; and

(e)  individuals who provide services to the Company or any of its Participating Subsidiaries as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.   Offering Date.  The offering period of this Plan (the "Offering Period") shall be of twelve (12) months duration commencing on January 1 of each year and ending on December 31 of each year (the “Expiration Date”), or such other period as may be established by the Administrator for a particular offering prior to such offering.

6.   Grant of Option.  Each person who is an Eligible Employee on the Date of Grant shall be granted an option for the Offering Period (the “Option”).  Such Option will be for the number of whole shares of Common Stock to be determined by (1) dividing (A) such Eligible Employee’s annual rate of compensation as of the day prior to the Date of Grant (as determined by the payroll records of the Participating Subsidiary that employs such Eligible Employee) by (B) the total compensation for all Eligible Employees as of the day prior to the Date of Grant; and (2) multiplying the quotient calculated in (1) above by (B) the total number of shares made available for grant by the Administrator during the Offering Period. The number of shares made available for grant shall, during the first Offering Period that this Plan is in effect, be the number determined by the Administrator.  For each Offering Period thereafter, the number of shares made available shall be the sum of (i) the shares specifically designated to be made available by the Administrator; and (ii) the total number of shares made available during all prior Offering Periods which are not purchased by Eligible Employees during prior Offering Periods.  The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 7 below.

The term “compensation” as used herein is defined as an Eligible Employee’s annualized regular, fixed base salary, or wages based on the Eligible Employee’s salary or wage rate (and number of hours per week) in effect at the time of grant.  Compensation does not include any bonus, overtime payment, contribution by an employer corporation to an employee benefit plan or other similar payment or contribution.

7.   Option Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be ninety-five percent (95%) of the fair market value of the Common Stock on the Purchase Date as defined in Section 8 below (the “Option Price”).

The fair market value of a share of Common Stock means the average selling price during the 30 days preceding the Purchase Date (the specified period).  “Average selling price” means the average of such selling prices on all trading days during the specified period weighted based on the volume of trading of such stock on each trading day during the specified period.  If there is no trading during the specified period, fair market value shall be determined by the Administrator, in good faith, having available to it any and all information known to the Company regarding the price and number of shares traded, if any, in privately negotiated transactions.  If the Administrator determines that the price as determined above does not represent the fair market value of a share of Common Stock or the Common Stock is not traded on a securities exchange, the Administrator may then consider such other factors as it deems appropriate and then fix the fair market value for the purposes of this Plan.

8. Election by Eligible Employee. Each Option shall entitle the Eligible Employee to whom it is granted to purchase up to the total number of shares of Common Stock calculated in Section 6 above, and to purchase all or any portion of such shares at the time and in the manner specified below.

At any time during the calendar year during the Option Period of each Option granted under the Plan (the “Election Periods”), an Eligible Employee may elect to purchase shares pursuant to his Option.  In order to make such election, the Eligible Employee must give written notice (an “Election Notice”) to the Company as to the number of shares he wishes to purchase (the “Elected Shares”).  Such notices must be made on a form supplied by the Company for that purpose and must be accompanied by full payment of the Option Price of all Elected Shares or, if the Eligible Employee intends that payment for any of the Elected Shares be made from funds held for him under the payroll deduction plan described in Section 9 below, such notice must indicate that payment of the Option Price for those shares will be made by transfer of funds under that plan.  Purchases of Elected Shares shall be made no later than the Company’s last business day of each such month (the “Purchase Dates”).  An Eligible Employee’s Election Notice as to any number of Elected Shares shall be irrevocable as to that number of shares and may not be altered by such Eligible Employee following receipt of such notice by the Company.

The failure of an Eligible Employee to deliver an Election Notice to the Company in a timely manner to purchase all shares covered by an Option before the Expiration Date of that Option will be conclusively deemed to be an election by the Eligible Employee not to purchase, and a forfeiture of his rights to purchase, any and all such remaining shares covered by that Option; and on the Expiration Date that Option shall immediately terminate and be of no further force or effect.

At its sole discretion and upon written notice to Eligible Employees, the Administrator may (1) provide for Election Periods during other months during the Offering Period of Options granted under the Plan, or (2) at the time any Options are granted, place other restrictions or limitations on the exercise of those Options.

9. Payment of Purchase Price; Payroll Deduction Plan; Issuance of Shares.

(a) Payment of the aggregate Option Price of Elected Shares must be delivered to the Company (in the form of certified or other collected U.S. funds) with the Election Notice pertaining to those Elected Shares required by Section 8 above, or, in the case of any Eligible Employee participating in the payroll deduction plan, such payment must be transferred to the Company as described in Section 9.  If during any Offering Period an Eligible Employee elects to purchase a number of shares greater than the number of which could be purchased with funds credited to him under the payroll deduction plan, then payment of the aggregated Option Price of such excess Elected Shares must accompany the Eligible Employee’s Election Notice with respect to those shares.

If payment of the Option Price of any Elected Shares is not made as required herein, then the Eligible Employee’s Election Notice will not be effective as to those shares and he will not be allowed to purchase those shares on the Purchase Date for that Election Period, but those shares may be reelected during a later Election Period (subject to final forfeiture as described in Section 8 above).

(b) Any Eligible Employee may participate in a payroll deduction plan under which, at the Eligible Employee’s written instruction, a specified amount will be deducted from each payment of his salary or wages received on or before the Expiration Date of the Eligible Employee’s Option (or, in the case of an Eligible Employee whose salary or wages are paid other than monthly, from the second payment of wages each month), and will be applied in the manner described below toward the purchase of Elected Shares pursuant to his Option.  Such instruction may be given only on a form of written authorization supplied by the Company or Participating Subsidiary for that purpose, and shall specify a dollar amount to be withheld from each salary or wage payment.  The amount of such deduction shall not exceed the aggregate Option Price of all shares covered by the Eligible Employee’s Option which have not yet been purchased, divided by the number of the Eligible Employee’s salary or wage payments (or, in the case of an Eligible Employee whose salary or wages are paid other than monthly, the number of wage payments from which deductions will be made as described above) remaining prior to the Expiration Date of the Option.  Once an Eligible Employee gives a payroll deduction authorization, he may change the amount of the deduction, or terminate the deduction authorization, only upon prior written notice to the Company or Participating Subsidiary. Any such change in amount or termination shall be effective only on the January 1 or July 1 next following receipt by the Company or Participating Subsidiary of a new written payroll deduction authorization from the Eligible Employee.

All amounts deducted from the salaries or wages of all Eligible Employees pursuant to their payroll deduction authorizations shall be delivered to the Company’s subsidiary bank, Paragon Commercial Bank (the “Bank”) which will hold such funds as custodian for each Eligible Employee in an interest-bearing deposit account.

Upon receipt by the Company of an Election Notice from an Eligible Employee with respect to the purchase of Elected Shares for which payment will be made with funds held by the Bank, the Company will so notify the Bank and the Bank will transfer to the Company from funds credited to the Eligible Employee on the Bank’s books and records the aggregate Option Price of those Elected Shares (but not more than the aggregate amount then credited to that Eligible Employee).

An Eligible Employee who has terminated a payroll deduction authorization as provided above, or whose Option has expired or been terminated, may request in writing that funds then credited to him on the Bank’s books and records be paid to him, and, following receipt of such a request by the Bank, all such funds which previously have not been transferred to the Company for the purchase of stock promptly will be paid to the Eligible Employee.  Following the expiration or termination of an Eligible Employee’s Option, any remaining funds credited to him on the Bank’s books and records which previously have not been transferred to the Company for the purchase of Common Stock shall be paid to the Eligible Employee.

(c)  As promptly as practicable after the Purchase Date, the Company shall issue certificates representing shares of Common Stock for the participant's benefit reflecting the shares purchased upon exercise of his or her option.

(d)  During an Eligible Employee’s lifetime, his or her Option to purchase shares hereunder is exercisable only by him or her.  The Eligible Employee will have no interest or voting right in shares covered by his or her Option until such Option has been exercised.

10. Limitations on Shares to be Purchased.  No Eligible Employee shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase Common Stock under all other employee stock purchase plans of the Company or any Participating Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan.  The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

11. Termination of Employment. Termination of an Eligible Employee’s employment for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee of the Company or of a Participating Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Eligible Employee’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 11, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

12. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". The Administrator, whose determination shall be final, binding and conclusive, shall make such adjustment. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Option Price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Administrator and give each participant the right to purchase shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan will continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and shares will be purchased based on the fair market value of the surviving corporation's stock on each Purchase Date, unless otherwise provided by the Administrator consistent with purchase accounting treatment.

The Administrator may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the Option Price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

13.  Nonassignability.  Neither payroll deductions credited to an Eligible Employee’s account nor any rights with regard to the exercise of an Option or to receive shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 20 below) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

14.  Reports. Individual accounts will be maintained for each participant in this Plan.  Each participant shall receive promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

15.  Notice of Disposition. Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Date of Grant or within one (1) year from the Purchase Date on which such shares were purchased (the "Notice Period").  The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the shares.  The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

16.  No Rights to Continued Employment. Neither this Plan nor the grant of any Option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such employee's employment.

17.  Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Administrator or the Board, be reformed to comply with the requirements of Section 423.  This Section 17 shall take precedence over all other provisions in this Plan.

18.  Notices. Except as otherwise provided herein, any notice which the Company or an Eligible Employee may be required or permitted to give to the other shall be in writing and shall be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed.  Notice, if to the Company, shall be sent to its President at the following address:

Paragon Commercial Corporation
3605 Glenwood Avenue, Suite 100
Raleigh, North Carolina 27612-4955

Any notice sent by mail by the Company to an Eligible Employee shall be sent to the most current address of the Eligible Employee as reflected on the records of the Company or its Subsidiaries as of the time said notice is required.  In the case of a deceased Eligible Employee, any notice shall be given to the Eligible Employee’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Section18.

19.  Term; Stockholder Approval. After the Board adopts this Plan, this Plan will become effective on the Offering Date (as defined above). This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) ten (10) years from the adoption of this Plan by the Board.

20.  Designation of Beneficiary.

(a) An Eligible Employee may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Eligible Employee 's account under this Plan in the event of such Eligible Employee's death subsequent to the end of an Purchase Period but prior to delivery to him of such shares and cash. In addition, an Eligible Employee may file a written designation of a beneficiary who is to receive any cash from the Eligible Employee 's account under this Plan in the event of such Eligible Employee's death prior to a Purchase Date.

(b) The Eligible Employee may change such designation of beneficiary at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Eligible Employee's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

21.  Conditions upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.  Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of North Carolina.

23.  Amendment or Termination of this Plan. The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect Options previously granted under this Plan, nor may any amendment make any change in an Option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 19 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 19) if such amendment would:

(a) increase the number of shares that may be issued under this Plan; or

(b) change the designation of the employees (or class of employees) eligible for participation in this Plan.

Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

24.  Successors and Assigns.  Subject to Sections 13 and 20 above, this Plan shall bind and inure to the benefit of the Company, any Eligible Employee, and their respective successors, assigns, personal or legal representatives and heirs.

25.  Severability.  It is intended that each provision of this Plan shall be viewed as separate and divisible, and in the event that any provision hereof shall be held to be invalid or unenforceable, the remaining provisions shall continue to be in full force and effect.

26.  Titles.  Titles of Sections are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and shall not serve as a basis for interpretation or construction of this Plan.

27.  Gender and Number.  As used herein, the masculine gender shall include the feminine and neuter, the singular numbers the plural, and vice versa, whenever such meanings are appropriate.